SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 15, 2012, Research Frontiers Inc. (Nasdaq: REFR) announced that this week at the 2012 European Business Aviation Conference and Exhibition (EBACE) in Geneva, SPD-Smart instantly dimmable aircraft windows are on display by aircraft manufacturer Honda Aircraft Company, and are also being featured by a strategic partner of Research Frontiers licensee InspecTech Aero Service.

HondaJet:

At the booth of aircraft manufacturer Honda Aircraft Company, SPD-Smart cabin windows are being experienced inside an updated HondaJet fuselage model being exhibited by HondaJet at EBACE, as well as an interactive special display. The SPD-Smart windows offer instant and precise light and glare control at all levels, which provides a solar protection solution that enhances flying comfort and supports fuel efficiency. These electronically dimmable window shades are impact-resistant, have no moving parts, are completely silent, and can be controlled by passengers or cabin-wide by the crew. The HondaJet, an advanced business jet aircraft, is scheduled for delivery to customers in 2013.

Lou Martin and Associates

Research Frontiers licensee InspecTech’s strategic partner Lou Martin and Associates (LMA) is showcasing SPD-Smart E3 Shades at their booth. This aircraft cabin window shading system integrates LMA’s electromechanical pleated shade with InspecTech’s SPD-Smart iShade dimmable window. Aircraft owners and operators can keep the soft fabrics and warm colors of LMA’s shades and benefit from the extraordinary SPD-Smart film technology used in InspecTech’s iShades. The SPD-Smart E3 Shades expands the options available to interior designers and owners of aircraft, and demonstrates the creative potential and adaptability of SPD technology.

EBACE, jointly hosted each year by the European Business Aviation Association (EBAA), the leading association for business aviation in Europe, and the National Business Aviation Association (NBAA), the leading voice for the business aviation industry in the United States, is the premier annual meeting place for the European business aviation community. The 2012 convention is being held May 14-16.

About Research Frontiers Inc.

Research Frontiers Inc. is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Having invested over $84 million to date to develop its technology, the Company has been granted 288 patents for its SPD technology and has pending patent applications that, if granted, would add approximately 250 additional patents. Research Frontiers has built an infrastructure of 39 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats.

This report may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: May 15, 2012